Exhibit 11.1  Computation of Per Share Earnings

                                                   For the Three Months Ended
                                                            June 30,
                                                  -----------------------------
                                                       1999           1998
                                                  -------------  --------------
Weighted average common stock...................     8,160,105      7,903,006
Weighted average common stock equivalents.......       199,124        310,745
                                                  ------------   ------------

Weighted average common stock and equivalents...     8,359,229      8,213,751
                                                  ============   ============

Net income......................................    $2,057,297     $2,440,786
                                                  ============   ============

Net income per share - Basic....................    $     0.25     $     0.31
                                                  ============   ============
Net income per share - Diluted..................    $     0.25     $     0.30
                                                  ============   ============


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